TBS International and Banks Agree to Modify Loan Covenants

DUBLIN, IRELAND – April 18, 2011 –

TBS International plc (NASDAQ: TBSI) announced today that it and its various lender groups have agreed to modify certain financial covenants through December 31, 2011. Pursuant to the new modifications, the minimum consolidated interest charges coverage ratio has been reduced for the fiscal quarters ending June 30, 2011 through December 31, 2011 from 3.35 to 1.00 to 2.50 to 1.00.  In addition, the modifications increased the maximum consolidated leverage ratio for the same periods from 4.00 to 1.00 to 5.10 to 1.00, and reduced the minimum cash requirement from $15 million to $10 million for the period from July 1, 2011 to December 31, 2011.

The Company expects that these latest amendments will allow the Company to comply with its various credit facilities through December 31, 2011.  Unless the Baltic Dry Index, and the freight and charter rates that TBS obtains, strengthen significantly in the near future, however, it is likely that after December 31, 2011 TBS would fail to meet the tests under certain of its financial covenants.  The Company’s lenders have agreed to enter into further negotiations at that time, if necessary, to seek further modifications of those financial covenants.

Forward-Looking Statements "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following:
•	the effects of severe and rapid declines in industry conditions that have required the Company to restructure its outstanding indebtedness;
•	the Company's ability to maintain financial ratios and comply with the financial covenants in its credit facilities;
•	the Company's ability to effectively operate its business and manage its growth while complying with operating covenants in its credit facilities;
•	the Company's ability to generate the significant amounts of cash necessary to service its debt obligations;
•	very high volatility in the Company's revenues and costs, including volatility caused by increasing oil prices;
•	excess supplies of dry bulk vessels in all classes and resulting heavy pressure on freight rates;
•	adverse weather conditions that may significantly decrease the volume of many dry bulk cargoes;
•	the stability and continued growth of the Asian and Latin American economies and rising inflation in China;
•	the Company's vessels exceeding their economic useful life and the risks associated with operating older vessels;
•	the Company's ability to grow its vessel fleet and effectively manage its growth;
•	impairments of the Company's long lived assets or goodwill;
•	compliance with environmental laws and regulations and the implementation of new environmental laws and regulations; and
•	other factors that are described in the "Risk Factors" sections of the Company's reports filed with the Securities and Exchange Commission;

About TBS International plc:
TBS provides worldwide shipping solutions to a diverse client base of industrial shippers through its Five Star Service: ocean transportation, projects, operations, port services, and strategic planning. The TBS shipping network operates liner, parcel and dry bulk services, supported by a fleet of multipurpose tweendeckers and handysize/ handymax bulk carriers, including specialized heavy-lift vessels and newbuild tonnage. TBS has developed its franchise around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.  Visit our website at www.tbsship.com

For more information, please contact:

     Ferdinand V. Lepere
     Senior Executive Vice President and Chief Financial Officer
     TBS International plc
     Tel. 914-961-1000
     InvestorRequest@tbsship.com

Investor Relations / Media:
     Nicolas Bornozis
     Capital Link, Inc. New York
     Tel. 212-661-7566
     E-mail: tbs@capitallink.com